UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________________________________
FORM 8-K
___________________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

June 8, 2023
Date of Report (date of earliest event reported)
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Limeade, Inc.
(Exact name of registrant as specified in its charter)
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Washington (State or other jurisdiction of incorporation or organization)	000-56464 (Commission File Number)	06-1771116 (I.R.S. Employer Identification Number)
10885 NE 4th Street Suite #400 Bellevue, WA 98004
(Address of principal executive offices and zip code)
(888) 830-9830
(Registrant's telephone number, including area code)
___________________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol	Name of each exchange on which registered
Common stock, no par value	LME	None
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 12b-2 of the Exchange Act.
Emerging growth company    ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 - Entry into a Material Definitive Agreement

The Agreement and Plan of Merger

On June 8, 2023 (June 9, 2023 Australian time), Limeade, Inc., a Washington corporation (“Limeade”), WebMD Health Corp., a Delaware corporation (“Parent”), and Lotus Merger Sub, Inc., a Washington corporation and wholly owned direct subsidiary of Parent (“Merger Sub”), entered into an Agreement and Plan of Merger (the “Merger Agreement”), pursuant to which, on the terms and subject to the conditions set forth in the Merger Agreement, Merger Sub will merge with and into Limeade (the “Merger”), with Limeade continuing as the surviving corporation in the Merger and as a wholly owned subsidiary of Parent. The board of directors of Limeade has unanimously adopted the Merger Agreement.

On the terms and subject to the conditions set forth in the Merger Agreement, at the effective time of the Merger (the “Effective Time”), and as a result of the Merger, each share of common stock, no par value, of Limeade (“Common Stock”) that is issued and outstanding immediately prior to the Effective Time (other than (1) shares of Common Stock owned by Limeade or any of its direct or indirect subsidiaries, and (2) shares of Common Stock owned by any shareholder who has properly exercised and perfected such holder’s demand for dissenters’ rights pursuant to Chapter 23B.13 of the Washington Business Corporation Act and who has not effectively waived, withdrawn or forfeited such holder’s dissenters’ rights), including shares of Common Stock that are underlying Limeade certificates of depositary interest (“CDIs”) that are traded on the Australian Securities Exchange (“ASX”), will be converted into the right to receive AUD$0.425 (Australian Dollars) in cash (the “Per Share Merger Consideration”).

Pursuant to the Merger Agreement, (1) each outstanding vested Limeade stock option with an exercise price less than the Per Share Merger Consideration will be converted into the right to receive a cash payment based on the difference between the Per Share Merger Consideration and the exercise price and (2) each outstanding vested Limeade restricted stock unit will be converted into the right to receive a cash payment equal to the Per Share Merger Consideration (in each case subject to applicable withholding). In addition, (1) each unvested Limeade stock option that is subject to acceleration based on a change in control of Limeade and termination of the holder’s employment in accordance with such holder’s employment agreement (an “Accelerable Company Stock Option”) will be converted into the contingent right to receive a cash payment based on the difference between the Per Share Merger Consideration and the exercise price of the Accelerable Company Stock Option, which will continue to be subject to the same terms and conditions concerning forfeiture and double trigger acceleration as applied to the Accelerable Company Stock Option prior to the Effective Time, and (2) each unvested Limeade restricted stock unit that is subject to acceleration based on a change in control of Limeade and termination of the holder’s employment in accordance with such holder’s employment agreement (an “Accelerable Company RSU”) will be converted into the contingent right to receive a cash payment equal to the Per Share Merger Consideration, subject to same terms and conditions concerning forfeiture and double trigger acceleration as applied to the Accelerable Company RSU prior to the Effective Time. If the contingent cash payment in respect of an Accelerable Company Stock Option or Accelerable Company RSU accelerates in accordance with such terms, the surviving corporation will pay such contingent cash consideration to the holder thereof following the last day of such holder’s employment (in each case subject to applicable withholding). Each vested Limeade stock option with an exercise price equal to or greater than the Per Share Merger Consideration, each unvested Limeade stock option other than the Accelerable Company Stock Options, and each unvested restricted stock unit other than an Accelerable Company RSU will be cancelled automatically as of the Effective Time without consideration

Limeade, Parent and Merger Sub have made customary representations, warranties and covenants in the Merger Agreement, including, among others, covenants that: (i) Limeade will conduct its and its subsidiaries’ business in the ordinary course of business during the interim period between the execution of the Merger Agreement and the Effective Time, (ii) Limeade will not engage in certain types of transactions or take certain actions outside the ordinary course during such period without the prior consent of Parent, (iii) Limeade will cause a meeting of the Limeade shareholders to be held to consider approval of the Merger Agreement, and (iv) subject to certain customary exceptions, the board of directors of Limeade will recommend adoption of the Merger Agreement by the shareholders of Limeade. Limeade has also made certain additional customary covenants in the Merger Agreement, including, among others, covenants not to: (i) solicit, initiate or agree to solicit or initiate, or knowingly induce or knowingly take any action with the intent of encouraging or facilitating any inquiries with respect to alternative acquisition proposals or (ii) subject to certain exceptions designed to allow the board of directors of Limeade to fulfill its fiduciary duties to Limeade’s shareholders (described further below), engage in any discussions concerning, or provide any confidential information to, any person relating to certain alternative acquisition proposals.

The Merger Agreement contains certain customary termination rights for Limeade and Parent, including Limeade’s right to terminate the Merger Agreement to accept a superior proposal subject to compliance with certain procedures specified in the Merger Agreement. Upon termination of the Merger Agreement under certain specified circumstances, Limeade will be required to pay Parent a termination fee of approximately US$2.44 million.

Subject to certain limitations, if the Merger is not consummated on or before the date that is one hundred and twenty (120) days after Limeade’s proxy statement is first deemed effective by the Securities and Exchange Commission (the “End Date”), each of Limeade and Parent may terminate the Merger Agreement. The right to terminate the Merger Agreement at the End Date will not be available to a party if the failure of the Merger to have been consummated on or before such date was primarily caused by the failure of such party to perform any of its obligations under the Merger Agreement.

Consummation of the Merger is subject to certain customary conditions, including, but not limited to, (i) the approval of the Merger Agreement by the holders of a majority of the outstanding shares of Common Stock, (ii) the absence of any judgment or order prohibiting or order preventing the consummation of the Merger, (iii) receipt of all required waivers, confirmations or approvals from ASX, (iv) the absence of a material adverse effect with respect to Limeade, and (v) compliance in all material respects on the part of each of Limeade, Parent and Merger Sub with such party’s covenants under the Merger Agreement, subject to customary cure rights. The obligation of each party to consummate the Merger is also conditioned upon the other party’s representations and warranties being true and correct as of the closing (subject to certain materiality exceptions).

The Voting and Support Agreement

Also on June 8, 2023, in connection with the execution of the Merger Agreement, Limeade, Parent, and certain persons identified on Exhibit A thereto who in the aggregate beneficially own approximately 42% of the outstanding shares of Common Stock (the “Voting Shareholders”) entered into a Voting and Support Agreement (the “Voting Agreement”) with respect to the shares of Common Stock they beneficially own (the “Subject Shares”). Under the Voting Agreement, each Voting Shareholder agreed, among other things and on the terms set forth therein, to (i) not transfer any of such Voting Shareholder’s Subject Shares or to enter into a contract or agreement relating thereto except in certain circumstances; (ii) vote (or cause to be voted) at the special meeting of Limeade shareholders the Subject Shares then beneficially owned by the Voting Shareholder in favor of the approval of the Merger Agreement, the Merger, and the other transactions contemplated by the Merger Agreement; (iii) vote in favor of the approval of a proposal to adjourn or postpone the special meeting of Limeade shareholders to a later date if there are not sufficient votes for the approval of the Merger Agreement and the Merger on the date on which such meeting is held; (iv) vote against any competing acquisition proposals relating to Limeade or any action, proposal, transaction or agreement that would reasonably be expected to result in a breach of the Merger Agreement or the Voting Agreement or result in the failure of any conditions to the closing of the Merger; and (v) vote in favor of any other matter or action reasonably necessary to the approval and adoption of the Merger Agreement and the consummation of the Merger and the other transactions contemplated by the Merger Agreement.

The Voting Agreement will terminate upon the earlier to occur of (i) the effective time of the Merger, (ii) the date on which the Merger Agreement is terminated in accordance with its terms, (iii) the date of any amendment, modification or supplement to the Merger Agreement if such amendment, modification or supplement decreases the amount, or changes the form, of the Per Share Merger Consideration payable to any Limeade shareholder and such amendment, modification or supplement was obtained without the prior written consent of the Limeade shareholders, and (iv) the termination of the Voting Agreement by the mutual written consent of the parties thereto.

In connection with Limeade’s entry into the Merger Agreement, Limeade also entered into a Seventh Amendment and Consent to the Amended and Restated Loan and Security Agreement dated as of May 10, 2019, as amended, among Limeade, Limeade Technologies Canada, Inc. and TINYhr Inc. and Comerica Bank (“Comerica”), pursuant to which Comerica, among other things, consented to Limeade’s execution and delivery of the Merger Agreement and the consummation of the transactions contemplated by the Merger Agreement, subject to the terms and conditions set forth in such Seventh Amendment and Consent.

The foregoing descriptions of the Merger Agreement, the Voting Agreement and the Seventh Amendment and Consent and the transactions contemplated thereby in this Current Report on Form 8-K are only a summary and do not purport to be complete and are qualified in their entirety by reference to the full text of the Merger Agreement, the Voting Agreement and the Seventh Amendment and Consent, copies of which are filed as Exhibits 2.1, 10.1 and 10.2, respectively, hereto and are incorporated by reference herein.

The Merger Agreement and the Voting Agreement have been included to provide investors with information regarding their terms. They are not intended to provide any other factual information about Limeade, Parent or the Voting Shareholders. The representations, warranties and covenants contained in the Merger Agreement and the Voting Agreement were made only for purposes of the Merger Agreement and the Voting Agreement as of the specific dates therein, were solely for the benefit of the parties to the Merger Agreement and the Voting Agreement, may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Merger Agreement and the Voting Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. The representations and warranties may also be subject to contractual standards of materiality that may be different from those generally applicable under the securities laws. Investors are not third-party beneficiaries under the Merger Agreement or the Voting Agreement and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the parties thereto or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of representations and warranties may change after the date of the Merger Agreement or the Voting Agreement, which subsequent information may or may not be fully reflected in Limeade’s public disclosures.

Item 5.02

In connection with its adoption of the Merger Agreement, the board of directors of Limeade approved a transaction bonus plan in the aggregate amount of $875,000 (the “Transaction Bonus Plan”). The Transaction Bonus Plan is intended to provide incentives to certain officers and other key employees to remain with the Company through the closing of the transaction and for a brief transition period thereafter. For each participant in the Transaction Bonus Plan, 50% will become due upon the closing of the Merger and 50% will become due four months after the closing, assuming in each case that the participant remains employed by the Company (or an affiliated of Parent). If a participant’s employment is terminated without cause prior to the date any amount is due, payment of any remaining amount would become due. Dave Smith, Limeade’s President and Chief Operating Officer (and one of our named executive officers), will be entitled to receive $425,000 subject to the terms and conditions of the Transaction Bonus Plan.

Item 9.01 - Financial Statements and Exhibits
(d): The following exhibits are being filed herewith:

Exhibit Number	Description
2.1	Agreement and Plan of Merger, dated June 8, 2023, by and among Limeade, Inc., WebMD Health Corp. and Lotus Merger Sub, Inc.*
10.1	Voting and Support Agreement, effective as of June 8, 2023, by and among Limeade, Inc., WebMD Health Corp and each person identified on Exhibit A attached thereto **
10.2	Seventh Amendment and Consent to Comerica A&R LSA
99.1	ASX Press Release issued by Limeade
99.2	Press Release issued by WebMD
99.3	Limeade Employee Announcement
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)
* Certain exhibits and schedules to the Agreement and Plan of Merger have been omitted from this filing pursuant to Item 601(a)(5) of Regulation S-K. Registrant will furnish copies of such schedules to the Securities and Exchange Commission upon request by the Securities and Exchange Commission.

** Certain information has been redacted pursuant to Item 601(b)(10)(iv) of Regulation S-K. Registrant hereby undertakes to supplementally furnish copies of any redacted information to the Securities and Exchange Commission upon request.

Additional Information and Where to Find It:

This communication relates to the proposed merger (the “Merger”) of the Company with a wholly-owned subsidiary of WebMD Health Corp (“WebMD”). In connection with the proposed Merger, the Company will file a preliminary proxy statement and file or furnish other relevant materials with the Securities and Exchange Commission (the “SEC”). Once the SEC completes its review of the preliminary proxy statement, a definitive proxy statement and a form of proxy will be filed with the SEC and mailed or otherwise furnished to the shareholders of the Company. BEFORE MAKING ANY VOTING DECISION, THE COMPANY’S SHAREHOLDERS ARE URGED TO READ THE PROXY STATEMENT IN ITS ENTIRETY WHEN IT BECOMES AVAILABLE AND ANY OTHER DOCUMENTS TO BE FILED WITH THE SEC IN CONNECTION WITH THE PROPOSED MERGER OR INCORPORATED BY REFERENCE IN THE PROXY STATEMENT, IF ANY, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED MERGER AND THE PARTIES TO THE PROPOSED MERGER. This communication is not a substitute for the proxy statement or any other document that may be filed by the Company with the SEC. Investors and shareholders will be able to obtain the documents (when available) free of charge at the SEC’s website, http://www.sec.gov, and the Company’s website, www.smtc.com. In addition, the documents (when available) may be obtained free of charge by directing a request by mail to Limeade, Inc., Attention: Secretary, 10885 NE 4th Street, Suite #400, Bellevue, WA 98004, or by telephone at 1-425-908-0216.

Participants in the Solicitation

The Company, WebMD and certain of their respective directors, executive officers, certain other members of management and employees of the Company and WebMD and agents retained by the Company may be deemed to be participants in the solicitation of proxies from shareholders of the Company in favor of the proposed Merger. Information about directors and executive officers of the Company and their beneficial ownership of the Company’s common stock is set forth in the Company’s definitive proxy statement on Schedule 14A for its 2023 annual meeting of shareholders, as filed with the SEC on May 1, 2023. Certain directors, executive officers, other members of management and employees of the Company may have direct or indirect interests in the proposed Merger due to securities holdings, vesting of equity awards and rights to severance payments. Additional information regarding the direct and indirect interests of these individuals and other persons who may be deemed to be participants in the solicitation will be included in the proxy statement with respect to the proposed Merger the Company will file with the SEC and furnish to the Company’s shareholders.

Forward-Looking Statements

This Current Report on Form 8-K and the exhibits furnished or filed herewith contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Exchange Act of 1934, as amended, including statements regarding the proposed Merger and the ability to consummate the proposed Merger. Forward-looking statements are indicated by words or phrases such as “guidance,” “believes,” “expects,” “intends,” “forecasts,” “can,” “could,” “may,” “anticipates,” “estimates,” “plans,” “projects,” “seeks,” “should,” “targets,” “will,” “would,” “outlook,” “continuing,” “ongoing,” and similar words or phrases and the negative of such words and phrases. Forward-looking statements are based on the Company’s current plans and expectations and involve risks and uncertainties which are, in many instances, beyond the Company’s control, and which could cause actual results to differ materially from those included in or contemplated or implied by the forward-looking statements. Actual results could differ materially from those contained in any forward-looking statement as a result of various factors, including, without limitation: (1) the Company may be unable to obtain shareholder approval as required for the proposed Merger; (2) the conditions to the closing of the proposed Merger may not be satisfied; (3) the proposed Merger may involve unexpected costs, liabilities or delays, including the payment of a termination fee by the Company to the buyer; (4) the business of the Company may suffer as a result of uncertainty surrounding the proposed Merger; (5) the effect of the announcement or pendency of the proposed Merger on the Company’s business relationships, including with customers and suppliers; (6) the outcome of any legal proceedings related to the proposed Merger; (7) the Company may be adversely affected by other economic, business, legislative, regulatory and/or competitive factors, including, but not limited to, future response to, and effects of, the COVID-19 pandemic, including the Company’s continued operations, customer demand, supply chain availability and implementation of protective measures and public policy response to the COVID-19 pandemic, including legislation or restrictions; (8) the occurrence of any event, change or other circumstance that could give rise to the termination of the Merger Agreement; (9) the attention of the Company’s management and employees may be diverted from ongoing business concerns as a result of the proposed Merger; (10) limitations placed on the Company’s ability to operate its business under the proposed Merger Agreement; (11) risks that the proposed Merger disrupts current plans and operations and the potential difficulties in employee retention as a result of the proposed Merger; (12) the fact that under the terms of the Merger Agreement, the Company is restricted from soliciting other acquisition proposals after the date of the Merger Agreement; and (13) other risks to consummation of the proposed Merger, including the risk that the proposed Merger will not be completed within the expected time period or at all, which may adversely affect the Company’s business and the price of the Company’s common stock.

The foregoing review of important factors that could cause actual results to differ from expectations should not be construed as exhaustive and should be read in conjunction with the information contained in the Company’s SEC filings, including, but not limited to, the risk factors included in the Company’s filings with the SEC, including the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022, filed with the SEC on February 28, 2023. No assurance can be given that these are all of the factors that could cause actual results to vary materially from the forward-looking statements.

Except as required by applicable law, the Company does not intend, and assumes no obligation, to update any forward-looking statements. The Company’s shareholders are advised, however, to consult any future disclosures the Company makes on related subjects as may be detailed in the Company’s other filings made from time to time with the SEC.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized on this 8th day of June, 2023.

LIMEADE, INC.

By:	/s/ Henry Albrecht
Name:	Henry Albrecht
Title:	Chief Executive Officer